BY-LAWS

                                       OF

                                 CITIGROUP INC.

                      As amended effective October 26, 1999

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                                      INDEX

                                       TO

                                     BY-LAWS

                                       OF

                                 CITIGROUP INC.

Article I         Location

Article II        Corporate Seal

Article III       Meetings of Stockholders

Article IV        Directors

Article V         Meetings of the Directors

Article VI        Standing Committees

Article VII       Executive Committee

Article VIII      Officers of the Company

Article IX        Officers - How Chosen

Article X         Chairman

Article XI        President

Article XII       Vice Chairmen

Article XIII      Vice Presidents

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Article XIV       Secretary

Article XV        Duties of Officers

Article XVI       Certificates of Stock, Securities and Notes

Article XVII      Negotiable Instruments and Contracts

Article XVIII     Fiscal Year

Article XIX       Notice

Article XX        Waiver of Notice

Article XXI       Amendment of By-Laws

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                                     BY-LAWS
                                       OF
                                 CITIGROUP INC.

                                    ARTICLE I
                                    LOCATION

            SECTION 1. The location of the registered office of the Company in Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

            SECTION 2. The Company shall, in addition to the registered office in the State of Delaware, establish and maintain an office within or without the State of Delaware or offices in such other places as the Board of Directors may from time to time find necessary or desirable.

                                   ARTICLE II
                                 CORPORATE SEAL

            SECTION 1. The corporate seal of the Company shall have inscribed thereon the name of the Company and the words "Incorporated Delaware. "

                                   ARTICLE III
                            MEETINGS OF STOCKHOLDERS

            SECTION 1. The annual meeting of the stockholders, or any special meeting thereof, shall be held either in the City of New York, State of New York, or at such other place as may be designated by the Board of Directors or by the Chairman, the stockholder or group of Directors calling any special meeting.

            SECTION 2. Stockholders entitled to vote may vote at all meetings either in person or by proxy in writing executed in any manner permitted by law or by other media permitted by law. All proxies shall be filed with the Secretary of the meeting before being voted upon.

            SECTION 3. A majority in amount of the stock issued, outstanding and entitled to vote represented by the holders in person or by proxy shall be requisite at all meetings to constitute a quorum for the election of Directors or for the transaction of other business except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. If at any annual or special meeting of the stockholders, a quorum shall fail to attend, a majority in interest attending in person or by proxy may adjourn the meeting from time to time, without notice other than by announcement at the meeting (except as otherwise provided herein) until a quorum shall attend and thereupon any business may be transacted which might have been transacted at the meeting originally called had the same been held at the time so called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned

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meeting, to the extent required by law a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            SECTION 4. The annual meeting of the stockholders shall be held on such date and at such time as the Board of Directors may determine by resolution. Except as otherwise set forth in the Certificate of Incorporation, each holder of voting stock shall be entitled to one vote for each share of such stock standing registered in his or her name. All annual meetings shall be general meetings.

            SECTION 5. The business to be transacted at the annual meeting shall include the election of Directors and such other business as may properly come before the meeting.

            SECTION 6. Notice of the annual meeting shall be mailed by the Secretary to each stockholder entitled to vote, at his or her last known address, at least ten days but not more than sixty days prior to the meeting.

            SECTION 7. Special meetings of the stockholders may be called by the Chairman. A special meeting shall be called at the request, in writing, of a majority of the Board of Directors or by the vote of the Board of Directors.

            SECTION 8. Notice of each special meeting, indicating briefly the object or objects thereof, shall be mailed by the Secretary to each stockholder entitled to vote at his or her last known address, at least ten days but not more than sixty days prior to the meeting.

            SECTION 9. If the entire Board of Directors becomes vacant, any stockholder may call a special meeting in the same manner that the Chairman may call such meeting, and Directors for the unexpired term may be elected at said special meeting in the manner provided for their election at annual meetings.

            SECTION 10. The Company may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

            SECTION 11. A notice of a stockholder to make a nomination or to bring any other matter before a meeting shall be made in writing and received by the Secretary of the Company (a) in the event of an annual meeting of stockholders, not more than 120 days and not less than 90 days in advance of the anniversary date of the immediately preceding annual meeting provided, however, that in the event that the annual meeting is called on a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the fifteenth day following
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the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; or (b) in the event of a special meeting of stockholders, such notice shall be received by the Secretary of the Company not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs.

Every such notice by a stockholder shall set forth:

(a) the name and residence address of the stockholder of the Company who intends to make a nomination or bring up any other matter;
(b) a representation that the stockholder is a holder of the Company's voting stock (indicating the class and number of shares owned) and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;
(c) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;
(d) with respect to an intent to make a nomination, such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the Company; and
(e) with respect to the notice of an intent to bring up any other matter, a description of the matter, and any material interest of the stockholder in the matter.

Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the Company if so elected.

At the meeting of stockholders, the Chairman shall declare out of order and disregard any nomination or other matter not presented in accordance with this section.

                                   ARTICLE IV
                                    DIRECTORS

            SECTION 1. The affairs, property and business of the Company shall be managed by or under the direction of a Board of Directors, with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The election and term of directors shall be as provided in the Certificate of Incorporation as amended from time to time. In addition to the powers and authorities expressly conferred upon them by these By-laws, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Company, but subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of these By-laws.

            SECTION 2. Vacancies in the Board of Directors shall be filled as provided in the Certificate of Incorporation as amended from time to time.

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            SECTION 3. The Board of Directors shall have authority to determine from time to time, the amount of compensation that shall be paid to any of its members, provided, however that no such compensation shall be paid to any director who is a salaried officer or employee of the Company or any of its subsidiaries. Directors shall be entitled to receive transportation and other expenses of attendance at meetings. Nothing herein contained shall be construed to preclude a Director or member of a committee from serving in any other capacity and receiving compensation therefor.

            SECTION 4. The Company shall indemnify, to the fullest extent permissible under the General Corporation Law of the State of Delaware, or the indemnification provisions of any successor statute, any person, and the heirs and personal representatives of such person, against any and all judgments, fines, amounts paid in settlement and costs and expenses, including attorneys' fees, actually and reasonably incurred by or imposed upon such person in connection with, or resulting from any claim, action, suit or proceeding (civil, criminal, administrative or investigative) in which such person is a party or is threatened to be made a party by reason of such person being or having been a director, officer or employee of the Company, or of another corporation, joint venture, trust or other organization in which such person serves as a director, officer or employee at the request of the Company, or by reason of such person being or having been an administrator or a member of any board or committee of the Company or of any such other organization, including, but not limited to, any administrator, board or committee related to any employee benefit plan.

            The Company shall advance expenses incurred in defending a civil or criminal action, suit or proceeding to any such director, officer or employee upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount, if it shall ultimately be determined that such person is not entitled to indemnification by the Company.

            The foregoing right of indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs and personal representatives of such person.

            SECTION 5. Each Director and officer and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Company or of any of its subsidiaries, or upon reports made to the Company or any of its subsidiaries by any officer of the Company or of a subsidiary or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee.

                                    ARTICLE V
                            MEETINGS OF THE DIRECTORS

            SECTION 1. The Board of Directors shall meet as soon as convenient after the annual meeting of stockholders in the City of New York, State of New York, or at such other

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place as may be designated by the Board of Directors, for the purpose of organization and the transaction of any other business which may properly come before the meeting.

            SECTION 2. Regular meetings of the Directors may be held without notice at such time and place as may be determined from time to time by resolution of the Board of Directors or as determined by the Secretary upon reasonable notice to each Director.

            SECTION 3. A majority of the total number of Directors shall constitute a quorum except when the Board of Directors consists of one Director, then one Director shall constitute a quorum for the transaction of business, but the Directors present, though fewer than a quorum, may adjourn the meeting to another day. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

            SECTION 4. Special meetings of the Board may be called by the Board of Directors, or the Chairman, on one day's notice, or other reasonable notice, to each Director, either personally, by mail or by wire, and may be held at such time and place as the Board of Directors, or the officer calling said meeting may determine. Special meetings may be called in like manner on the request in writing of three Directors.

            SECTION 5. In the absence of both the Secretary and an Assistant Secretary, the Board of Directors shall appoint a secretary to record all votes and the minutes of its proceedings.

                                   ARTICLE VI
                               STANDING COMMITTEES

            SECTION 1. The Board of Directors may designate from their number standing committees and may invest them with all their own powers, except as otherwise provided in the General Corporation Law of the State of Delaware, subject to such conditions as they may prescribe, and all committees so appointed shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose in the office of the Company and shall report the same to the Board of Directors.

                                   ARTICLE VII
                               EXECUTIVE COMMITTEE

            SECTION 1. The Executive Committee shall be composed of the Chairmen, each of whom shall be an ex-officio member, and such additional directors not less than three, appointed by the Board, who shall serve until the next annual organization meeting of the Board and until their successors are appointed. A majority of the members of the Executive Committee shall constitute a quorum. Any vacancy on the Executive Committee shall be filled by the Board of Directors.

            SECTION 2. The Executive Committee shall exercise all powers of the Board of Directors between the meetings of said Board except as otherwise provided in the General Corporation Law of the State of Delaware and for this purpose references in these By-laws to the

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Board of Directors shall be deemed to include references to the Executive
Committee. No action of the Executive Committee shall become operative unless it has the affirmative vote of at least a majority of the members of the Executive Committee present and voting.

            SECTION 3. Meetings of the Executive Committee may be called at any time upon one day's notice, or other reasonable notice, either personally, by mail or by wire, by the Chairman, the Chairman of the Executive Committee, or by any two members of the Executive Committee.

            SECTION 4. In the absence of both the Secretary and an Assistant Secretary, the Executive Committee shall appoint a secretary who shall keep regular minutes of the actions of the said Committee and report the same to the Board of Directors, which thereupon shall take action thereon.

            SECTION 5. The Board of Directors may designate from the members of the Executive Committee a Chairman of the Executive Committee. If the Board of Directors should not make such designation, the Executive Committee may designate a Chairman of the Executive Committee.

                                  ARTICLE VIII
                             OFFICERS OF THE COMPANY

            SECTION 1. The officers of the Company shall consist of one or more Chairmen, and may include a President, one or more Vice Chairmen, one or more Vice Presidents and a Secretary. There also may be such other officers and assistant officers as, from time to time, may be elected or appointed by, or pursuant to the direction of, the Board of Directors.

                                   ARTICLE IX
                              OFFICERS - HOW CHOSEN

            SECTION 1. The Directors shall elect annually from among their own number one or more Chairmen. They may also elect a President, one or more Vice Chairmen, the several Vice Presidents and a Secretary, to hold office for one year or until others are elected and qualify in their stead or until their earlier resignation or removal.

            SECTION 2. The Directors shall also elect or appoint such other officers and assistant officers as from time to time they may determine, and who shall hold office during the pleasure of the Board. In addition, the Directors may delegate to officers of the Company, as designated by the Chairman, the authority to appoint and dismiss assistant officers and deputy officers within the respective officer's area of supervision.

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                                    ARTICLE X
                                    CHAIRMAN

            SECTION 1. The Chairman shall be the Chief Executive Officer of the Company. If there shall be more than one Chairman, each such Chairman shall be a Co-Chief Executive Officer of the Company, and each Chairman, acting alone, shall have all of the powers of the Chairman. The Chairman shall have general supervision and direction over the business and policies of the Company, and over all the other officers of the Company and shall see that their duties are properly performed.

            SECTION 2. The Chairman shall have the general powers and duties of the direction, supervision and management usually vested in the Chief Executive Officer of a corporation, and shall preside at all meetings of the Board of Directors. The Chairman shall see that all orders and resolutions of the Board of Directors and any committee thereof are carried into effect.

            SECTION 3. The Chairman shall submit reports of the current operations of the Company to the Board of Directors at their regular meetings, and annual reports to the stockholders.

                                   ARTICLE XI
                                    PRESIDENT

            SECTION 1. In the absence of the Chairmen, the President shall exercise the powers and duties of the Chairman related to meetings of the Board of Directors, committees thereof and meetings of stockholders. The President shall have general executive powers as well as the specific powers conferred by these By-Laws. The President shall also have such powers and duties as may from time to time be assigned by the Board of Directors or the Chairman.

                                   ARTICLE XII
                                  VICE CHAIRMEN

            SECTION 1. In the absence of the Chairmen and the President and in the order of their appointment to the office, the Vice Chairmen shall exercise the powers and duties of the Chairman related to meetings of the Board of Directors and meetings of the stockholders. The Vice Chairmen shall have general executive powers as well as the specific powers conferred by these By-Laws. Each of them shall also have such powers and duties as may from time to time be assigned by the Board of Directors or the Chairman.

                                  ARTICLE XIII
                                 VICE PRESIDENTS

            SECTION 1. Each Vice President shall have such powers and perform such duties as may be assigned to such officer by the Board of Directors or, subject to Section 2 of Article XV, by the Chairman. The Board of Directors may add to the title of any Vice President such distinguishing designation as may be deemed desirable, which may reflect seniority, duties or responsibilities of such Vice President.

                                   ARTICLE XIV
                                    SECRETARY

            SECTION 1. The Secretary shall attend all sessions of the Board of Directors and act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Standing Committees when required.

            SECTION 2. The Secretary shall see that proper notice is given of all meetings of the stockholders of the Company and of the Board of Directors. In the Secretary's absence, or in the case of his or her failure or inability to act, an Assistant Secretary or a secretary pro-tempore shall perform his or her duties and such other duties as may be prescribed by the Board of Directors.

            SECTION 3. The Secretary shall keep account of certificates of stock or other receipts and securities representing an interest in or to the capital of the Company, transferred and registered in such form and manner and under such regulations as the Board of Directors may prescribe.

            SECTION 4. The Secretary shall keep in safe custody the contracts, books and such corporate records as are not otherwise provided for, and the seal of the Company. The Secretary shall affix the seal to any instrument requiring the same and the seal, when so affixed shall be attested by the signature of the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer.

                                   ARTICLE XV
                               DUTIES OF OFFICERS

            SECTION 1. In addition to the duties specifically enumerated in the By-laws, all officers and assistant officers of the Company shall perform such other duties as may be assigned to them from time to time by the Board of Directors or by their superior officers.

            SECTION 2. The Board of Directors may change the powers or duties of any officer or assistant officer, or delegate the same to any other officer, assistant officer or person.

            SECTION 3. Every officer and assistant officer of the Company shall from time to time report to the Board of Directors, or to his or her superior officers all matters within his or her knowledge which the interests of the Company may require to be brought to their notice.

            SECTION 4. Unless otherwise directed by the Board of Directors, the Chairman, any Vice Chairman, the President, any Vice President or the Secretary of the Company shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE XVI
                   CERTIFICATES OF STOCK, SECURITIES AND NOTES

            SECTION 1. Certificates of stock, or other receipts and securities representing an interest in the capital of the Company, shall bear the signature of the Chairman, the President or any Vice Chairman or any Vice President and bear the countersignature of the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer.

            SECTION 2. Nothing in this Article XVI shall be construed to limit the right of the Company, by resolution of its Board of Directors, to authorize, under such conditions as such Board may determine, the facsimile signature by any properly authorized officer of any instrument or document that said Board of Directors may determine.

            SECTION 3. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been used on any certificates of stock, notes or securities shall cease to be such officer, transfer agent or registrar of the Company, whether because of death, resignation or otherwise, before the same shall have been issued by the Company, such certificates of stock, notes and securities nevertheless may be adopted by the Company and be issued and delivered as though the person or persons who signed the same or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer, transfer agent or registrar of the Company, and such adoption of said certificates of stock, notes and securities shall be evidenced by a resolution of the Board of Directors to that effect.

            SECTION 4. All transfers of the stock of the Company shall be made upon the books of the Company by the owners of the shares in person or by their legal representatives.

            SECTION 5. Certificates of stock shall be surrendered and canceled at the time of transfer.

            SECTION 6. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

            SECTION 7. In the case of a loss or the destruction of a certificate of stock, another may be issued in its place upon satisfactory proof of such loss or destruction and the giving of a bond of indemnity, unless waived, approved by the Board of Directors.

                                  ARTICLE XVII
                      NEGOTIABLE INSTRUMENTS AND CONTRACTS

            SECTION 1. Any of the following officers who are authorized by the Board of Directors to wit, the Chairman, the President, the Vice Chairman, the Vice Presidents or the Secretary or any other person when such other person is authorized by the Board of Directors shall have the authority to sign and execute on behalf of the Company as maker, drawer, acceptor, guarantor, endorser, assignor or otherwise, all notes, collateral trust notes, debentures, drafts, bills of exchange, acceptances, securities and commercial paper of all kinds.

            SECTION 2. The Chairman, the President, any Vice Chairman, any Vice President, the Secretary or any other person, when such officer or other person is authorized by the Board of Directors shall have authority, on behalf of and for the account of the Company, (a) to borrow money against duly executed obligations of the Company; (b) to sell, discount or otherwise dispose of notes, collateral trust notes, debentures, drafts, bills of exchange, acceptances, securities, obligations of the Company and commercial paper of all kinds; (c) to sign orders for the transfer of money to affiliated or subsidiary companies, and
(d) to execute contracts or powers of attorney.

            SECTION 3. The Board of Directors may either in the absence of any of said officers or persons, or for any other reason, appoint some other officer or some other person to exercise the powers and discharge the duties of such officer or person under this Article, and the officer or person so appointed shall have all the power and authority hereby conferred upon the officer for whom he or she may be appointed to act.

                                  ARTICLE XVIII
                                   FISCAL YEAR

            SECTION 1. The fiscal year of the Company shall begin the first day of January and terminate on the thirty-first day of December in each year.

                               ARTICLE XIX NOTICE

            SECTION 1. Whenever under the provisions of the laws of the State of Delaware or these By-laws notice is required to be given to any Director, member of a committee, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given by wire or in writing by depositing the same in the post office or letter box in a post paid, sealed wrapper, addressed to such Director, member of a committee, officer or stockholder at his or her address as the same appears in the books of the Company; and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

                                   ARTICLE XX
                                WAIVER OF NOTICE

            SECTION 1. Any stockholder, Director or member of a committee may waive in writing any notice required to be given under these By-laws.

                                   ARTICLE XXI
                              AMENDMENT OF BY-LAWS

            SECTION 1. The Board of Directors, at any meeting, may alter or amend these By-laws, and any alteration or amendments so made may be repealed by the Board of Directors or by the stockholders at any meeting duly called.

The undersigned, duly qualified and acting Secretary of Citigroup Inc., a Delaware corporation, hereby certifies the foregoing to be a true and complete copy of the By-Laws of the said Citigroup Inc., as at present in force and effect.

WITNESS, the hand of the undersigned and the seal of the said Citigroup Inc., this ___________________ day of ___________________________,________________.


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